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                                                                    Exhibit 10.1
                              VIEWPOINT CORPORATION
                         498 Seventh Avenue, Suite 1810
                              New York, N.Y. 10018




                                                              May 8, 2001


Computer Associates International, Inc.
1 Computer Associates Plaza
Islandia, N.Y. 11788
Attn:  Mr. Thomas Bennett

Dear Mr. Bennett:

     Reference is hereby made to the agreement (the "April 19th Agreement"), entered into on April 19, 2001, between Viewpoint Corporation, a Delaware corporation ("Viewpoint"), and Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), pursuant to which, among other things, Computer Associates transferred shares of Viewpoint common stock which had been issued to Computer Associates in accordance with the Exchange Agreement, dated as of August 10, 2000, by and between Viewpoint and Computer Associates (the "Exchange Agreement") and agreed to accept newly-issued shares of common stock in partial repayment of the promissory note issued by Viewpoint to Computer Associates in connection with the acquisition of Viewpoint Digital, Inc. ("Viewpoint Digital") and due June 8, 2001 (the "June 8th Promissory Note"). The purpose of this letter is to set forth the agreement between Viewpoint and Computer Associates regarding, among other things, (a) the transfer of certain additional shares of Viewpoint common stock issued to Computer Associates under the Exchange Agreement and (b) the repayment by Viewpoint of the (i) additional amounts due under June 8 Promissory Note, (ii) $100,000 payable by Viewpoint under the April 19 Agreement, and (iii) amount due by Viewpoint under the promissory note (the "April 30th Promissory Note") issued by Viewpoint to Computer Associates in connection with the acquisition of Viewpoint Digital and due April 30, 2002.

     1. Waiver of Transfer Restrictions. Viewpoint hereby waives the application of Section 8.4 of the Exchange Agreement to the sale by Computer Associates of up to 2,400,000 shares of Viewpoint common stock to third parties (the "Shares").


     2. Registration of the Shares. Viewpoint will use its best efforts to register the Shares under the Securities Act of 1933.



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     3. Repayment by Viewpoint of Amounts Due Computer Associates Under the June
8th Promissory Note and the April 19th Agreement. Computer Associates will accept, at Viewpoint's election, either cash or unregistered shares of Viewpoint common stock at an issue price of $4.00 per share in repayment of the (a) amount in excess of $4,000,000 due by Viewpoint under the June 8th Promissory Note and
(b) $100,000 due by Viewpoint to Computer Associates under Paragraph 5 of the April 19th Agreement.

     4. Repayment by Viewpoint of the April 30th Note. To the extent the proceeds received by Computer Associates from the sale of the Shares exceeds the sum of (a) the amount due by Viewpoint under the June 8th Promissory Note in excess of $4,000,000 and (b) the $100,000 due by Viewpoint to Computer Associates under Paragraph 5 of the April 19th Agreement, Computer Associates will accept, at Viewpoint's election, either cash or unregistered shares of Viewpoint common stock at an issue price of $4.00 per share in repayment of amounts due under the April 30th Promissory Note.

     5. Registration Rights Agreement and Transfer Restrictions Viewpoint and Computer Associates will enter into an amendment to the Registration Rights Agreement, dated as of August 10, 2000, between Viewpoint and Computer Associates to provide for the registration of the shares issued in connection with this Agreement on the same terms and conditions as the shares subject to the Registration Rights Agreement. The shares issued to Computer Associates in connection with this Agreement will be subject to the transfer restrictions set forth in Section 8.4 of the Exchange Agreement.

         If you are in agreement with the foregoing, please so indicate by signing two copies of this letter in the space set forth below and returning one of such signed copies to the undersigned.

                                                    Very truly yours,

                                                    VIEWPOINT CORPORATION



                                                By:/s/ Robert E. Rice
                                                       -------------------
                                                Name:  Robert E. Rice
                                                Title:  Chief Executive Officer



Accepted and agreed to as of the
9th day of May, 2001

COMPUTER ASSOCIATES INTERNATIONAL, INC.


By: /s/ Thomas Bennett
    ------------------
     Name:  Thomas Bennett
     Title: Senior Vice President